Registration No. 33-60133


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


       SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
 A Connecticut                                   I.R.S. Employer
  Corporation                                    No. 06-1157778

         227 Church Street, New Haven, Connecticut 06510
                  Telephone Number 203 771-5200


                        Agent for Service
                       MADELYN M. DeMATTEO
          Vice President, General Counsel and Secretary
         227 Church Street, New Haven, Connecticut 06510
                  Telephone Number 203 771-2110


          Please send copies of all communications to:
                     CHARLES S. WHITMAN, III
                      DAVIS POLK & WARDWELL
         450 Lexington Avenue, New York, New York 10015


    Approximate date of commencement of proposed sale to  the  public:
From time to time after the effective date of this Registration Statement as determined by market conditions.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.      X


                 CALCULATION OF REGISTRATION FEE


                                     Proposed       Proposed
  Title of each                       maximum       maximum        Amount of
class of securities  Amount to be  offering price   aggregate     registration
 to be registered     registered     per unit*    offering price*     fee

Debt Securities      $470,000,000      100%       $470,000,000     $162,070

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Prospectus herein also relates to Registration No. 33-41237 pursuant to Rule 429.



PROSPECTUS




                          $470,000,000

                      SOUTHERN NEW ENGLAND
                 TELECOMMUNICATIONS CORPORATION

                         DEBT SECURITIES


      Southern New England Telecommunications Corporation ("Corporation"), through agents designated from time to time, or through dealers or underwriters also to be designated, may sell from time to time debt securities ("Debt Securities") of the Corporation in registered form, for an aggregate offering price of up to $470,000,000, on terms to be determined at the time of sale. The specific designation, aggregate principal amount, maturities, rates and time of payment of interest, purchase price, any terms for redemption, whether Debt Securities initially will be represented by a single global security, and the agent, dealer or underwriter in connection with the sale of, and any other terms with respect to, the Debt Securities in respect of which this Prospectus ("Prospectus") is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). The Corporation reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Debt Securities to be made through agents.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    If an agent of the Corporation or a dealer or an underwriter is involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the agent's commission, or dealer's or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Corporation from such sale will be the purchase price of such Debt Securities less such commission in the case of an agent, the purchase price of such Debt Securities in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate net proceeds to the Corporation from all the Debt Securities will be the purchase price of Debt Securities sold, less the aggregate of agents' commissions and underwriters' discounts and other expenses of issuance and distribution. The net proceeds to the Corporation from the sale of Debt Securities also will be set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.



             The date of this Prospectus is July XX, 1995.




                                2



                      AVAILABLE INFORMATION


    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Corporation can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following SEC Regional Offices: 7 World Trade Center, Suite 1300, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Such material can also be inspected at the New York and Pacific Stock Exchanges on which the Corporation's common stock is listed. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

    The Corporation is not required and does not intend to provide annual or other reports to holders of the Debt Securities.




             INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by the Corporation with the SEC (File No. 1-9157) and are incorporated herein by reference:

    (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Amendment No. 1 dated June 8, 1995;

    (2) The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

    (3) The Corporation's Current Reports on Form 8-K dated January 24, 1995, April 20, 1995, May 18, 1995 and July 1, 1995.

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person, including beneficial owners, to whom this Prospectus is delivered, from the Director-Investor Relations of the Corporation, Shareholder Services Center, 1st Floor, 300 George Street, New Haven, Connecticut 06511 (telephone number 1-800-243-
1110).


                                3



                         THE CORPORATION

    The Corporation was incorporated in 1986 under the laws of the State of Connecticut and has its principal executive offices at 227 Church Street, New Haven, Connecticut 06510 (telephone number (203) 771-5200). The Corporation is a holding company engaged through its subsidiaries in operations principally in the State of Connecticut:
The Southern New England Telephone Company (the "Telephone Company") (providing, for the most part, regulated telecommunications services and directory publishing and advertising services); SNET Cellular, Inc. ("Cellular"), SNET Mobility, Inc. and SNET Paging, Inc.
(providing  wireless  communications services);  SNET  America,  Inc.
(providing national and international long-distance services to Connecticut customers); SNET Diversified Group, Inc. (primarily engaged in the sale and leasing of communications equipment to residential and business customers; and providing other telecommunications services not subject to regulation); and SNET Real Estate, Inc. (engaging in leasing commercial real estate). The
Corporation furnishes financial and strategic planning, and shareholder relations functions on its own behalf and on behalf of its subsidiaries.

    The Telephone Company, the Corporation's principal subsidiary, is a local exchange carrier ("LEC") engaged in the provision of telecommunications services in the State of Connecticut, most of which are subject to rate regulation. These telecommunications services include: (i) local and intrastate toll services; (ii) exchange access service, which links customers' premises to the facilities of other carriers; and (iii) other services such as digital transmission of data and transmission of radio and television programs, packet switched data network and private line services. Through its directory publishing operations, the Telephone Company publishes and distributes telephone directories throughout
Connecticut and certain adjacent communities. The publishing division also develops and provides electronic publishing services.

    In 1994, approximately 74% of the Corporation's consolidated revenues and sales were derived from the Telephone Company's rate regulated telecommunication services. The remainder was derived principally from the Corporation's other subsidiaries, directory publishing operations, and activities associated with the provision of facilities and non-access services to interexchange carriers. About 71% of the operating revenues from rate regulated services were attributable to intrastate operations, with the remainder attributable to interstate access services.

    The Corporation also provides wireless communications services, which consist of wholesale and retail cellular telephone communications and paging services, through its subsidiaries Cellular, SNET Mobility, Inc. and SNET Paging, Inc. Through Cellular, the Corporation maintains an 82.5% partnership interest in the Springwich Cellular Limited Partnership ("Springwich"), which provides wholesale cellular radio telecommunications services in the Hartford, New Haven, New London, and Fairfield, Connecticut New England County Metropolitan Areas ("NECMAs") and in the Springfield, Massachusetts NECMA. Springwich is also licensed to provide cellular wholesale service in three Rural Service Areas, Windham and Litchfield Counties in Connecticut and Franklin County in
Massachusetts.    The  combined  population   of   this   region   is
approximately 4 million.


    On November 22, 1994, Cellular entered into multiple definitive agreements with Bell Atlantic Corporation ("Bell Atlantic") and NYNEX Corporation ("NYNEX") to purchase, for $450 million in aggregate, certain cellular properties in Rhode Island and New Bedford and Pittsfield, Massachusetts, and an increased interest in Springwich. The individual transactions are with New Bedford Cellular Telephone Company, Providence Cellular Telephone Company, Metro Mobile
CTS of Newport, Inc., NYNEX (minority interest in Springwich), New York Cellular Geographic Service Area, Inc. (minority interest in Springwich and majority interest in Berkshire Cellular Limited Partnership) and Richmond Telephone Company (minority interest in Berkshire Cellular Limited Partnership). None of these to be acquired businesses meet the definition of a significant subsidiary nor would the aggregate impact exceed 20% of the Corporation's 1994 audited consolidated total assets. These acquisitions were completed as of July 1, 1995.

                         USE OF PROCEEDS

   The Corporation intends to apply the net proceeds from the sale of the Debt Securities to refinance, as market conditions warrant, commercial paper and/or other interim financing arrangements utilized in connection with the acquisition of the cellular properties discussed above.

                                4


               RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of Earnings to Fixed Charges of the Corporation for the periods indicated:

                                  Three Months
                                     Ended
                                   March  31,     Year Ended December 31,

                                      1995      1994  1993** 1992  1991  1990


Ratio of Earnings to Fixed Charges*    4.7       4.6    -     3.5   2.8   3.0


* For the purpose of calculating this ratio, earnings consist of income (loss) from continuing operations before income taxes and fixed charges. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor. 1993 loss from continuing operations before income taxes includes a before-tax restructuring charge of $355.0 million.

** 1993 earnings, as a result of the restructuring charge, were insufficient to cover fixed charges; the amount of the coverage deficiency was $87.8 million in 1993.

               DESCRIPTION OF THE DEBT SECURITIES


     The Debt Securities are to be issued under a form of indenture ("Indenture") between the Corporation and Shawmut Bank Connecticut, as trustee ("Trustee").


    The statements below are subject to and are qualified in their entirety by reference to the detailed provisions of the Indenture, the form of which is filed as an exhibit to the Registration
Statement of which this Prospectus is a part. Article and section references in parentheses are to the form of Indenture.


General

    The Indenture will not limit the aggregate principal amount of Debt Securities which may be issued by the Corporation and provides that the Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of the Corporation. Reference is made to the Prospectus Supplement or Pricing Supplement ("Pricing Supplement") accompanying this Prospectus for a description of the Debt Securities being offered thereby including: (1) the aggregate principal amount of such Debt Securities; (2) the date(s) on which Debt Securities will mature; (3) the rate(s) per annum at which such Debt Securities will bear interest; (4) the times at which such interest will be payable; (5) the terms for redemption, if any; (6) the denominations in which such Debt Securities are authorized to be issued; (7) whether any series of Debt Securities will be represented by one or more global securities and, if so, the identity of the depository for such global security or securities and the method of transferring beneficial interests in such global security or securities; (8) information with respect to book-entry procedures, if any; and (9) any other terms, including any terms which may be required by or advisable under Federal laws and regulations or advisable in connection with the marketing of the Debt Securities of such series, which will not be inconsistent with the provisions of the Indenture.

    Debt Securities of any series will be registered Debt Securities. Additionally, Debt Securities of any series may be represented by a single global security registered in the name of a depository's nominee and, if so represented, beneficial

                                5





interests in such global security will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants. Unless otherwise indicated in the Pricing Supplement, the Debt Securities will be issued only in denominations of $100,000, and any integral multiple of $1,000 over $100,000.

   Unless otherwise indicated in the Prospectus Supplement, principal and interest will by payable at the office of the Trustee. Debt Securities may be registered for transfer or exchanged at the office of the Trustee, subject to the limitations in the Indenture. No service charge will be made for any such transfer or exchange of such Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Global Securities

    So long as the depository's nominee is the registered owner of a global security, such nominee will be considered the sole owner of the Debt Securities represented by such global security for all purposes under the Indenture. Except as provided in the Prospectus Supplement, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the Prospectus Supplement.

Covenants

    The Corporation will covenant in the Indenture that it will not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the common stock of a principal subsidiary (as defined below) unless the outstanding securities under the Indenture and, if the Corporation so elects, any other indebtedness of the Corporation ranking on a parity with such outstanding securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as they are outstanding (Section 4.03). A principal subsidiary of the Corporation is any majority-held subsidiary of the Corporation whose consolidated tangible assets comprise in excess of 25% of consolidated tangible assets of the Corporation and its consolidated subsidiaries. Consolidated tangible assets with respect to any entity and its subsidiaries means the amount at which the assets, other than goodwill, patents, trademarks and other assets classified as intangible assets in accordance with generally accepted accounting principles, would be shown on its consolidated balance sheet at such time.




                                6





    The Corporation also will covenant in the Indenture that it will not, and will not permit a principal subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the common stock of such principal subsidiary (except to the Corporation or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if (i) the entire common stock of such principal subsidiary then owned by the Corporation is disposed of in a single transaction, or in a series of related transactions, for a consideration consisting of cash or other property which is at least equal to the fair market value of such common stock, as determined in good faith by the Board of Directors of the Corporation; or (ii) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Corporation or such principal subsidiary; or (iii) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Corporation would own directly or indirectly at least 80% of the issued and outstanding common stock of such principal subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the fair market value of such common stock, as determined in good faith by the Board of Directors of the Corporation (Section 4.04).

    The Corporation is required to deliver to the Trustee annually a brief certificate as to any default by the Corporation in the performance or fulfillment of any covenant or condition contained in the Indenture (Section 4.07).

Consolidation, Merger, Sale or Conveyance

   The Indenture provides that nothing contained therein or in any of the Debt Securities will prevent (1) any consolidation of the Corporation with, or the merger of the Corporation into, any other corporation or corporations (whether or not affiliated with the Corporation), or successive consolidations or mergers to which the Corporation or its successor or successors shall be a party or parties or (2) any sale or conveyance of the property of the
Corporation as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Corporation) authorized to acquire and operate such property. The Indenture requires, however, and the Corporation will covenant and agree therein, that upon any such consolidation, merger, sale or conveyance, the payment of principal of (and premium, if any) and interest on all Debt Securities of each series and the performance and observance of all of the covenants and conditions of the Indenture to be performed and observed by the Corporation, will be expressly assumed by a supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Corporation shall have been merged or which shall have acquired such property, and immediately after giving effect to such transaction, no event of default will have occurred and be continuing (Section 11.01).

    The Indenture also provides that nothing contained therein or in any of the Debt Securities of any series will prevent the Corporation from merging into itself any other corporation (whether or not affiliated with the Corporation) or acquiring by purchase or otherwise all or part of the property of any other corporation (whether or not affiliated with the Corporation) (Section 11.02).


    The Indenture does not contain any covenants that afford protection to holders of the Debt Securities in the event of a highly leveraged transaction.



                                7



Modifications

    The Indenture will contain provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Debt Securities at the time outstanding, as defined in the Indenture, of all series to be affected (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities of each such series; provided that no such modification shall (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification without the consent of the holders of all Debt Securities then outstanding. The Indenture will also contain provisions permitting the Corporation and the Trustee, without the consent of the holders of Debt Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities for certain limited purposes (Section 9.02).

Events of Default

    Under the Indenture, an Event of Default means: default for 90 days in payment of interest, default in payment of principal or premium, default for 90 days after notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding in performance of any other covenants in the Indenture, certain events in bankruptcy, insolvency or reorganization, default and acceleration of indebtedness under any other indenture or instrument under which the Corporation has outstanding at least $100,000,000 aggregate principal amount of indebtedness and such default is not waived or cured or such acceleration is not rescinded or annulled, or any other event of default applicable to any particular series of Debt Securities and described in the Pricing Supplement (Section 6.01).

Satisfaction and Discharge of Indenture

    Except as otherwise provided with respect to the Debt Securities of any series, if (i) the Corporation delivers to the Trustee canceled or for cancellation all Debt Securities of any series previously authenticated (other than Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid) or
(ii) all Debt Securities of any series not previously delivered to the Trustee canceled or for cancellation become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year (under arrangements satisfactory to the Trustee for the giving of notice of redemption), and if the Corporation deposits or causes to be deposited with the Trustee the entire amount sufficient to pay at maturity or upon redemption all such Debt Securities of such series not previously delivered to the Trustee canceled or for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, (excluding, however, amounts repaid to the Corporation as provided in the next paragraph or paid to any state or to the District of Columbia pursuant to unclaimed property laws) and if in either case the Corporation also pays or causes to be paid all other sums payable by it under the Indenture, then the Indenture shall cease to be of further effect, except as to provisions applicable to transfers and exchanges of Debt Securities of such series (Section 12.01).


                                8


    Any monies deposited with or paid to the Trustee for payment of the principal of (and premium, if any) or interest on Debt Securities of any series and not applied but remaining unclaimed by the holders of Debt Securities of such series for two years after the date upon which the principal of (and premium, if any) or interest on such Debt Securities, as the case may be, shall have become due and payable, will be repaid to the Corporation by the Trustee on demand. The holder of any of the Debt Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect (Section 12.04).

Trustee

    Subject to the duty of the Trustee during default to act with the specified standard of care, the Trustee before taking any action under the Indenture is entitled to reasonable security of indemnity (Sections 7.01 and 7.02). Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the principal amount of outstanding Debt Securities of each series affected (with each series voting as a separate class) may direct the time, method and place for certain actions by the Trustee (Section 6.06).

    The Trustee has banking relationships in the ordinary course of business with the Corporation.

                      PLAN OF DISTRIBUTION

   The Corporation will sell the Debt Securities being offered hereby through agents, dealers or underwriters. Any or all of the foregoing may be customers of, engage in transactions with or perform services for the Corporation in the ordinary course of business.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase the Debt Securities may be solicited by agents designated by the Corporation from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 ("Securities Act"), involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements, which may be entered into with the Corporation, to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act or to contribution by the Corporation to payments the agents may be required to make in respect thereof.

    If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Corporation will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution by the Corporation to payments the dealers may be required to make in respect thereof.


                                9




     If the sale is accomplished through an underwriter or underwriters, the Corporation will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution by the Corporation to payments the underwriters may be required to make in respect thereof.


                         LEGAL OPINIONS

    Certain legal matters in connection with the offering of the Debt Securities will be passed upon for the Corporation by Madelyn M. DeMatteo, Vice President, General Counsel and Secretary of the Corporation. As of May 18, 1995, Ms. DeMatteo owned 13,798 common shares of the Corporation and had options to acquire 69,550 additional common shares. Certain legal matters will be passed upon for the agents, if any, by Davis Polk & Wardwell of New York City.


                             EXPERTS

    The consolidated financial statements and financial statement schedule of the Corporation incorporated by reference or included in the Annual Report on Form 10-K for the fiscal year December 31, 1994 are incorporated herein by reference in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on their authority as experts in accounting and auditing.


                               10




                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         Securities and Exchange Commission Filing Fee........  $162,070
         Rating Agency Fees...................................    63,000*
         Fees and Expenses of Trustee.........................    10,000*
         Printing of Securities...............................     5,000*
         Printing and Distributing Registration Statement,
           Prospectus, Indenture and Miscellaneous Material...    30,000*
         Accountant's Fees and Expenses.......................    40,000*
         Legal Fees and Expenses..............................    80,000*
         Miscellaneous Expenses...............................     5,000*
            Total.............................................  $395,070*

*Estimated.

Item 15. Indemnification of Directors and Officers.

    The general statutes of the State of Connecticut specify when a Connecticut corporation shall indemnify any shareholder, director, officer, employee or agent. Generally, the Connecticut statute (Conn. Gen. Stat. 33-320a) provides that in order to be indemnified the shareholder, director, officer, employee or agent must not have been adjudged to have breached his duty to the corporation or must have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

    As permitted under Section 33-290 of the Connecticut General Statutes, the Corporation's certificate of incorporation (subject to certain specified exceptions involving violations of law, self-dealing, lack of good faith, abdication of duty, and illegal distributions and improper loans) limits the personal liability of its directors for monetary damages to the Corporation or its shareholders for a breach of duty as a director to the amount of compensation received by the director for serving the Corporation during the year of violation.

    The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

    Any agents who execute the agreement filed as Exhibit 1 to this registration statement will agree to indemnify the registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.

Item 16. Exhibits.

    Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

    1.     Form of Selling Agency Agreement.
    4.     Form  of  Indenture with Forms of  Debt  Securities
           (Exhibit 4 to Form SE dated 6/18/91, File No. 1-9157).

                              II-1



    5.     Opinion  of  Madelyn M. DeMatteo,  Vice  President,
           General Counsel and Secretary of the registrant, as to the legality of the Debt Securities being registered.

   12. Computation of Ratio of Earnings to Fixed Charges is being refiled as Exhibit 12 to this Amendment No. 1 to the registration statement.
   23.1. Consent of Coopers & Lybrand L.L.P., Independent Accountants is being refiled as Exhibit 23.1 to this Amendment No. 1 to the registration statement.

   23.2. Consent of Madelyn M. DeMatteo is contained in her opinion filed as Exhibit 5.
   24.     Powers of Attorney.
   25.     Statement of Eligibility of Trustee (Form T-1).

Item 17.  Undertakings

   The undersigned registrant hereby undertakes:

      (1)  To  file, during any period in which offers or  sales  are
being   made,   a  post-effective  amendment  to  this   registration
statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          *  *  *  *  *


                              II-2




    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








                              II-3




                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Haven, State of Connecticut, on the 7th day of July, 1995.

                                  SOUTHERN NEW ENGLAND
                                  TELECOMMUNICATIONS CORPORATION

                                  By:   Madelyn M. DeMatteo
                                        Madelyn M. DeMatteo
                                            Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

                                      #
Principal Executive Officer:            #
                                        #
D. J. Miglio*                           #
Chairman of the Board, President,       #
Chief Executive Officer and Director    #
                                        #
Principal Financial Officer:            #
                                        #
D. R. Shassian*                         #
Senior Vice President and               #
Chief Financial Officer                 #
                                        #
Principal Accounting Officer:           #
                                        #
J. A. Sadek*                            #
Vice President and Comptroller          #
                                        #
                                        #
Directors:                                 #        *By:  Madelyn M. DeMatteo
                                        #                 Madelyn M. DeMatteo
Frederick   G.   Adams*                 #                 as Attorney-in-Fact
William F. Andrews*                     #
Richard H. Ayers*                       #
Zoe  Baird*                             #                      July 7, 1995
Robert L. Bennett*                      #
Barry M. Bloom*                         #
Frank J. Connor*                        #
William R. Fenoglio*                    #
Claire L. Gaudiani*                     #
James R. Greenfield*                    #
Burton G. Malkiel*                      #
Frank R. O'Keefe, Jr.*                  #
                                      #





                              II-4




                            Exhibit Index

                            Amendment No. 1
                                 to
                 Registration Statement No. 33-60133


Exhibit                     Description
Number

 12 Computation of Ratio of Earnings to Fixed Charges is being refiled as Exhibit 12 to this Amendment No. 1 to the registration statement.

 23.1 Consent of Coopers & Lybrand L.L.P., Independent Accountants is being refiled as Exhibit 23.1 to this Amendment No. 1 to the registration statement.